SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                          _______________________

                                FORM 8-K

                              CURRENT REPORT
                          _______________________


                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                             August 25, 1995
            DATE OF REPORT (Date of earliest event reported)


                           ACXIOM CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE          0-13163              71-0581897
        (State or other   (Commission          (IRS Employer
        jurisdiction of    File Number)         Identification
        incorporation)                          Number)


                            P.O. Box 2000
                       301 Industrial Boulevard
                      Conway, Arkansas 72033-2000
                (Address of principal executive offices)
                             (Zip Code)

                           (501) 336-1000
        (Registrant's telephone number, including area code)

     Item 5.  Other Events.

              On August 25, 1995, pursuant to the terms of an Acquisition Agreement dated August 25, 1995 (the "Acquisition Agreement"), Registrant acquired all of the outstanding capital stock of each of DataQuick Information Systems, a California corporation ("DataQuick"), and DQ Investment Corporation, a California corporation ("AccuDat") (collectively, DataQuick and AccuDat are hereinafter referred to as the "Acquired Companies"). Registrant exchanged 984,839 shares of its common stock for all of the outstanding shares of capital stock of the Acquired Companies. Additionally, Registrant assumed all of the currently outstanding options granted under DataQuick's employee stock option plans, with the result that 808,370 shares of Registrant's common stock are now subject to issuance upon exercise of such options. The acquisition was in the form of a merger of two wholly-owned subsidiaries of Registrant into each of DataQuick and AccuDat and will be accounted for as a pooling of interests.

              The Acquired Companies are headquartered in San
     Diego, California. DataQuick provides real property information to support a broad range of applications including marketing, appraisal, real estate, banking, mortgage and insurance.
     This information is distributed on-line and via CD-ROM, list services, and microfiche. AccuDat provides data entry services to DataQuick.

                             SIGNATURE

          Pursuant to the requirements of the Securities Exchange
     Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ACXIOM CORPORATION
                                   (Registrant)

                                         /s/ Catherine L. Hughes
                                   By: -------------------------
                                        Catherine L. Hughes
                                      Secretary and General
                                          Counsel


     Date:  September 11, 1995